                                                                      EXHIBIT 25

                                    FORM T-1
                     =======================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ---------------

                            STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939 OF
                   A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                                ---------------

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                             SECTION 305(B)(2)
                                              -----

                                ---------------

                    UNITED STATES TRUST COMPANY OF NEW YORK
              (Exact name of trustee as specified in its charter)

                 New York                                13-3818954
           (Jurisdiction of incorporation             (I.R.S. employer
           if not a U.S. national bank)              identification No.)


              114 West 47th Street                        10036-1532
                 New York, NY                             (Zip Code)
              (Address of principal
               executive offices)

                                ---------------

                        International Knife & Saw, Inc.
              (Exact name of obligor as specified in its charter)


               Delaware                                   57-069-7252
          (State or other jurisdiction of             (I.R.S. employer
          incorporation or organization)              identification No.)

                    P.O. Box 752006                        45275-2006
                     Cincinnati, OH                        (Zip Code)
          (Address of principal executive offices)

                                ---------------

                       11-3/8% Senior Subordinated Notes
                                    Due 2006
                      (Title of the indenture securities)
                    =======================================

                                    GENERAL


1.  GENERAL INFORMATION

    Furnish the following information as to the trustee:

    (a) Name and address of each examining or supervising authority to which it is subject.

          Federal Reserve Bank of New York (2nd District), New York, New York
                (Board of Governors of the Federal Reserve System)
          Federal Deposit Insurance Corporation, Washington, D.C.
          New York State Banking Department, Albany, New York

    (b) Whether it is authorized to exercise corporate trust powers.

        The trustee is authorized to exercise corporate trust powers.

2.  AFFILIATIONS WITH THE OBLIGOR

    If the obligor is an affiliate of the trustee, describe each such affiliation.

        None

3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15:

    International Knife & Saw, Inc. currently is not in default under any of its outstanding securities for which United States Trust Company of New York is Trustee. Accordingly, responses to Items 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15 of Form T-1 are not required under General Instruction B.


16. LIST OF EXHIBITS

    T-1.1       -- Organization Certificate, as amended, issued by the State of New York Banking Department to transact business as a Trust Company, is incorporated by reference to Exhibit T-1.1 to Form T-1 filed on September 15, 1995 with the Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990 (Registration No. 33-97056).

    T-1.2       -- Included in Exhibit T-1.1.

    T-1.3       -- Included in Exhibit T-1.1.

16.  LIST OF EXHIBITS
     (cont'd.)

     T-1.4 -- The By-Laws of United States Trust Company of New York, as amended, is incorporated by reference to Exhibit T-1.4 to Form T-1 filed on September 15, 1995 with the Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990 (Registration No. 33-97056).



     T-1.6 -- The consent of the trustee required by Section 321(b) of the Trust
              Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990.

     T-1.7 -- A copy of the latest report of condition of the trustee pursuant to law or the requirements of its supervising or examining authority.

NOTE

As of December 5, 1996, the trustee had 2,999,020 shares of Common Stock outstanding, all of which are owned by its parent company, U.S. Trust Corporation. The term "trustee" in Item 2, refers to each of United States Trust Company of New York and its parent company, U.S. Trust Corporation.

In answering Item 2 in this statement of eligibility as to matters peculiarly within the knowledge of the obligor or its directors, the trustee has relied upon information furnished to it by the obligor and will rely on information to be furnished by the obligor and the trustee disclaims responsibility for the accuracy or completeness of such information.

                                ---------------

Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, United States Trust Company of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 5th day of December, 1996.

UNITED STATES TRUST COMPANY
    OF NEW YORK, Trustee

By:  /s/ Illegible
   ---------------------------------

                                                                Exhibit T-1.6


       The consent of the trustee required by Section 321(b) of the Act.

                    United States Trust Company of New York
                              114 West 47th Street
                               New York, NY 10036



September 1, 1995



Securities and Exchange Commission
450 5th Street, N.W.
Washington, DC 20549

Gentlemen:

Pursuant to the provisions of Section 321(b) of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, and subject to the limitations set forth therein, United States Trust Company of New York ("U.S. Trust") hereby consents that reports of examinations of U.S. Trust by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.



Very truly yours,


UNITED STATES TRUST COMPANY
     OF NEW YORK


By:  s/ Gerard F. Ganey
     -------------------------------
     Senior Vice President

                                                                EXHIBIT T-1.7

                    UNITED STATES TRUST COMPANY OF NEW YORK
                      CONSOLIDATED STATEMENT OF CONDITION
                               SEPTEMBER 30, 1996
                                 (IN THOUSANDS)

ASSETS
Cash and Due from Banks                                              $   38,257

Short-Term Investments                                                   82,377

Securities Available for Sale                                           861,975

Loans                                                                 1,404,930
Less: Allowance for Credit Losses                                        13,048
                                                                     ----------
  Net Loans                                                           1,391,882
Premises and Equipment                                                   60,012
Other Assets                                                            133,673
                                                                     ----------
  TOTAL ASSETS                                                       $2,568,176
                                                                     ==========

LIABILITIES
Deposits:
  Non-Interest Bearing                                               $  466,849
  Interest Bearing                                                    1,433,894
                                                                     ----------
    Total Deposits                                                    1,900,743

Short-Term Credit Facilities                                            369,045
Accounts Payable and Accrued Liabilities                                143,604
                                                                     ----------
  TOTAL LIABILITIES                                                  $2,413,392
                                                                     ==========

STOCKHOLDERS' EQUITY
Common Stock                                                             14,995
Capital Surplus                                                          42,394
Retained Earnings                                                        98,402
Unrealized Gains (Losses) on Securities
  Available for Sale, Net of Taxes                                       (1,007)
                                                                     ----------
TOTAL STOCKHOLDER'S EQUITY                                              154,784
                                                                     ----------
  TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY                         $2,568,176
                                                                     ==========

I, Richard E. Brinkmann, Senior Vice President & Comptroller of the named bank do hereby declare that this Statement of Condition has been prepared in conformance with the instructions issued by the appropriate regulatory authority and is true to the best of my knowledge and belief.

Richard E. Brinkman, SVP & Controller

October 24, 1996